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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-74400, 333-08689, 333-72139, 333-44612, 333-49954 and 333-49956) and the Registration Statements on Form S-3 (File Nos. 333-02969, 333-31349 and 333-62621) of our report dated August 5, 2003, except for Note 5 for which the date is September 18, 2003 and Note 13 for which the date is September 8, 2003, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California September 24, 2003

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  Exhibit 23.1